Exhibit 10.7
ASSIGNMENT AND ASSUMPTION AGREEMENT
          This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made this 30th day of June 2008 (the “Effective Date”) by and between GulfMark Offshore, Inc., a Delaware corporation (“Assignor”), and GulfMark Management, Inc., a Delaware corporation (“Assignee”).
          WHEREAS, Assignor entered into that certain Membership Interest and Stock Purchase Agreement dated as of May 28, 2008 among, among others, Assignor, Rigdon Marine Holdings, L.L.C. and Rigdon Marine Corporation (the “Purchase Agreement”) attached hereto as Exhibit A; and
          WHEREAS, pursuant to Section 11.3 of the Purchase Agreement, Assignor (as “Buyer” thereunder) has the right to assign all of its rights and obligations under the Purchase Agreement to a subsidiary, subject to Assignor’s retention of all liabilities under the Purchase Agreement without regard to any such assignment; and
          WHEREAS, Assignor, as the 100% owner of Assignee, desires to assign and transfer all of its rights and obligations under the Purchase Agreement to Assignor, and Assignee desires to accept and assume all of Assignor’s rights and obligations under the Purchase Agreement, such assignment and assumption subject, in each case, to the retention by Assignor of all liabilities under the Purchase Agreement.
          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.	Assignor hereby assigns and transfers all of its rights and duties under the Purchase Agreement to Assignee, and Assignee hereby accepts, effective as of the Effective Date, all of Assignor’s rights and duties under the Purchase Agreement (the “Assigned Interests”), in each case subject to Assignor’s retention of all liabilities under the Purchase Agreement.

2.	By its execution hereof, Assignee hereby assumes the Assigned Interests, and agrees to discharge and perform all of the terms, covenants, and conditions of the Assigned Interests required to be discharged and performed from and after the Effective Date.

3.	Assignor, for itself, its successors, and assigns, covenants and agrees that it will do or cause to be done all such further acts and things, and will execute, acknowledge, and deliver or cause to be executed, acknowledged, and delivered, any and all transfers, conveyances, instruments, powers of attorney, and assurances as Assignee may reasonably require for the further assuring, assigning, transferring, and conveying the Assigned Interests to Assignee, its successors or assigns.

4.	This Agreement may be executed in counterparts, including without limitation delivery by facsimile or electronic transmission, each of which shall be deemed an original for all purposes, and all of which, taken together, shall constitute execution and delivery of one and the same agreement.

5.	This Agreement shall be exclusively governed by the laws of the State of Texas without regard to the conflicts of law rules or principles thereof.
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption Agreement effective as of the Effective Date.

ASSIGNOR:			ASSIGNEE:

GulfMark Offshore, Inc.			GulfMark Management, Inc.

By:	/s/ Bruce Streeter		By:	/s/ Edward A. Guthrie

	Name:	Bruce Streeter		Name:	Edward A. Guthrie
	Title:	President & CEO		Title:	Executive Vice President & CFO